SECOND AMENDMENT TO
                            DOMINION RESOURCES, INC.
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


     RESOLVED, that the Dominion Resources, Inc. Executive Supplemental Retirement Plan (the "Plan") as amended and restated September 1, 1996 is amended, pursuant to the authority in Section 8.1 of the Plan. This Amendment is effective as of February 20, 1998.

1.   Section 1.14 is amended to read as follows:

     "Participant" means an elected officer of Dominion Resources, Inc., Virginia Power, or a subsidiary or Affiliate of Dominion Resources, Inc. who is eligible to participate in the Plan under Article II.

2.   Article II is amended to read as follows:

          An elected officer of Dominion Resources, Inc., Virginia Power, or a subsidiary and Affiliate of Dominion Resources, Inc. or Virginia Power will become a Participant in the Plan upon his or her designation as a Participant by the O&C Committee of Dominion Resources, Inc. or Virginia Power. An individual shall remain a Participant only so long as the individual remains an elected officer. The appropriate O&C Committee may change its designation of any individual officer as a Participant at any time. The employer of a Participant will be a designated employer under the Plan.

     IN WITNESS WHEREOF, Dominion Resources, Inc. caused this Second Amendment to be executed by its duly authorized officer as of the date indicated above.


                                       By: /s/ THOMAS F. FARRELL
                                           -------------------------------------
                                           Thomas F. Farrell, II
                                           Sr. Vice President - Corporate


                                           March 3, 1998
                                           -------------------------------------
                                           Date

                               First Amendment to
                            Dominion Resources, Inc.
                     Executive Supplemental Retirement Plan


     RESOLVED, that the Dominion Resources, Inc. Executive Supplemental Retirement Plan (the "Plan") as amended and restated September 1, 1996 is amended, pursuant to the authority in Section 8.1 of the Plan. This Amendment is effective as of June 20, 1997 only with respect to Dominion Resources, Inc. Participants in the Plan. This Amendment is not effective with respect to Virginia Power Participants in the Plan.

I. With respect to DRI Participants only, Section 3.1(d) is amended to read as follows:

          "(d) If a Participant has completed sixty (60) months of service with the Company, upon his severance from employment with the Company before the attainment of fifty-five (55) years of age, the Participant shall be entitled to the benefits provided under the Subsection 3.1(a) multiplied by the following fraction (not greater than one):

     Participant's completed months of service since becoming a Participant Total months from the date on which the individual became a Participant to the Participant's attainment of fifty-five (55) years of age

     In calculating months and months of service, partial months shall be disregarded. The actuarial equivalent of the benefit under this Subsection 3.1(d) shall be paid in a single lump sum payment. The actuarial equivalent shall be determined as provided in Section 3.2. Payment shall be made on the first day of the month following the severance from employment with the Company of the Participant or as soon thereafter as administratively possible."

II.  The second sentence of Section 3.2 (a) is amended to read as follows:

"The actuarial equivalent of the benefit provided under Subsection 3.1(a) or 3.1
(b) shall be computed using actuarial factors, including interest rates, as determined by the Administrative Benefit Committee."

     IN WITNESS WHEREOF, Dominion Resources, Inc. caused this First Amendment to be executed by its duly authorized officer as of the date indicated above.


                                        DOMINION RESOURCES, INC.

                                   BY:  /s/ LINWOOD R. ROBERTSON
                                        ---------------------------------------
                                        Linwood R. Robertson
                                        Executive Vice President and Chief
                                        Financial Officer

                                        6-20-97
                                        ---------------------------------------
                                        Date